EXHIBIT 10.12

FIRST AMENDMENT TO AMENDED AND RESTATED ANNUAL INCENTIVE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED ANNUAL INCENTIVE AGREEMENT (this “Amendment”) by and between Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), and Ivan Kaufman (the “Executive”), is entered into as of October 31, 2018.

W I T N E S S E T H:

WHEREAS, the Executive and the Company had previously entered into the Amended and Restated Annual Incentive Agreement, dated March 31, 2017 (the “Agreement”); and

WHEREAS, each of the Executive and the Company wish to amend the Agreement; and

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      A new Section 2(g) is hereby added to the Agreement, as follows:

“(g)                            Upon the vesting of any award described in Section 2(d) of this Agreement, the Executive may, in his sole discretion, require the Company to satisfy all or a portion of the withholding obligations arising in connection with such vesting by withholding from delivery of shares of Common Stock otherwise due the greatest number of whole shares of Common Stock having a value that does not exceed the applicable tax-withholding obligation (giving effect to the maximum applicable statutory withholdings rates), with any balance (resulting from a difference between the amount to be withheld and the value of a number of whole shares of Common Stock) being paid by withholding cash from other pay to which the Executive is entitled.  The Company shall pay the value of such shares of Common Stock on behalf of and in satisfaction of the Executive’s tax withholding obligations to the applicable taxation authority.  For purposes of this Section 2(g), shares of Common Stock shall be valued at Fair Market Value (as defined in the Arbor Realty Trust, Inc. 2017 Amended Omnibus Stock Incentive Plan) on the applicable date.”

2.                                      COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more counterparts of this Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

3.                                      RATIFICATION.  Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Arbor Realty Trust, Inc.,
a Maryland corporation

By:	/s/William C. Green
Name: William C. Green
Title: Chairman, Compensation Committee

/s/Ivan Kaufman
Ivan Kaufman